SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2006

IMPERIAL PETROLEUM, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-09923	95-338601
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

329 MAIN STREET, SUITE 801, EVANSVILLE, IN	47708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) – 867-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.    Acquisition or Disposition of Assets:

The Company completed the previously announced sale of assets to Whittier Energy Company and Premier Natural Resources, LLP in connection with the Purchase and Sale Agreement signed by the parties on May 1, 2006. Net proceeds from the sale were approximately $13.6 million of which $1.5 million is held in an interest-bearing escrow account until post-closing. The net proceeds will be used by the Company to pay down its senior debt and for general corporate purposes. The Company retained approximately $1.8 million of assets previously included in the sale due to requirements by the Buyers for additional title curative. The Company expects to sell to the Buyers approximately $1.1 million of those retained assets in a subsequent closing between the parties. In connection with the closing of the sale of assets, the Company signed Amendment Number 4 to the Forbearance Agreement between itself and its senior lender.

ITEM 9.01.    Financial Statements and Exhibits:

The Company’s accountants are preparing financial statements to reflect the impact of the sale to the Company’s most recent financial results which will be provided in a subsequent amendment hereto.

Exhibits:

99.1	Press Release dated August 10, 2006

99.2	Form of Amendment Number 4 to the Forbearance Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imperial Petroleum, Inc.

By:	/s/ Jeffrey T. Wilson
Jeffrey T. Wilson
President

Dated: August 21, 2006